 EXHIBIT 23.2
 CONSENT OF
 ATKINSON & CO., LTD.

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ATKINSON & CO. LTD.
Certified Public Accountants - Consultants
PO Box 25246
Albuquerque, NM 87125

 INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Intermountain Refining Company, Inc. on Form S-1 of our report on Intermountain Refining Company, Inc. dated May 18, 2000, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in the Registration Statement and Prospectus.

                                                                                                                       Atkinson & Co., Ltd.

Albuquerque, New Mexico
March 9, 2001

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